Exhibit 99

AGREEMENT

AGREEMENT (this “Agreement”), dated as of August 31, 2004, by and between John T. Grigsby, Jr., a resident of the State of Colorado (“Grigsby”), and Kaiser Group Holdings, Inc., a Delaware corporation.  As used in this Agreement, unless the context indicates otherwise, the term “Kaiser” shall be deemed to refer to Kaiser Group Holdings, Inc. and each and every one of its subsidiaries.

WITNESSETH

WHEREAS, Grigsby presently serves as a member of the Board of Directors and President and Chief Executive Officer of Kaiser Group Holdings, Inc. and as a director and officer of certain subsidiaries and affiliates of Kaiser Group Holdings, Inc.;

WHEREAS, Grigsby and Kaiser Group Holdings, Inc. are parties to an Amended and Restated Employment Agreement (the “Executive Agreement”);

WHEREAS, Grigsby desires to resign from the positions that he holds as President and Chief Executive Officer of Kaiser and as a member of the Board of Directors of Kaiser Group Holdings, Inc., and as a member of the Board of Managers of Kaiser-Hill Company, LLC, and Kaiser and Grigsby wish consensually to terminate the Executive Agreement between Grigsby and Kaiser; and

WHEREAS, Kaiser desires to be able to consult with Grigsby following the effectiveness of his resignation as Chief Executive Officer of Kaiser and as a member of the Board of Directors of Kaiser Group Holdings, Inc. and the Board of Managers of Kaiser-Hill Company, LLC.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, and intending to be legally bound, the parties agree as follows:

1.                                       Effective Date.  This Agreement shall be executed on or before, and become effective, on August 31, 2004 (the “Effective Date”).

2.                                       Termination of Executive Agreement.  As of the Effective Date, the Executive Agreement shall be deemed terminated and shall have no further force or effect except as provided in section 5(c).  Grigsby and Kaiser agree that there are no existing defaults by either party under the Executive Agreement and that, as of the Effective Date and except as otherwise provided herein, each party had fully performed all of its obligations to the other party under the Executive Agreement and that neither party has any continuing obligations under the Executive Agreement except as otherwise provided herein.

3.                                       Resignations.  Grigsby shall resign from all corporate offices and the Board of Directors of Kaiser and from all offices and directorships of Kaiser’s subsidiaries, joint ventures, and affiliated companies, organizations, and entities.  As of the Effective Date Grigsby shall deliver resignation letters in the forms of Exhibits A and B, and Grigsby’s resignations as a director of Kaiser Group Holdings, Inc. and as a member of the Board of Managers of Kaiser-Hill Company LLC will be effective as of the Effective Date.  His resignation as an officer of Kaiser Group Holdings, Inc. will be effective upon the earlier of (a) the election of Grigsby’s successor as Chief Executive Officer of Kaiser Group Holdings, Inc. and (b) September 30, 2004.  As of that date Grigsby shall be deemed to have resigned as an officer and director of all of Kaiser’s subsidiaries, joint ventures, and affiliated companies, organizations and entities.

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4.                                       Records and Bank Accounts.  As soon as practicable (but not later than 30 days) after the Effective Date, Kaiser shall take such steps as may be necessary to (a) reflect in the corporate records of Kaiser, its subsidiaries, joint ventures, and affiliated companies, organizations and entities that Grigsby has resigned as an officer and director of Kaiser and as an officer and director of Kaiser’s subsidiaries, joint ventures, and affiliated companies, organizations and entities; and (b) remove Grigsby as an authorized signatory on all corporate bank accounts.

5.                                       Payments to Grigsby.

(a)                                  Kaiser shall continue to pay Grigsby his base compensation at the current rate of $235,000 per annum through November 30, 2004.

(b)                                 During the period of December 2004 through December 2005 (the “Consulting Period”), Kaiser shall pay Grigsby $2,000.00 per month (less applicable payroll taxes and similar deductions).  If, during the Consulting Period, Grigsby is requested to consult with Kaiser for in excess of 10 hours in any month he shall be compensated for hours in excess of 10 hours at the rate of $250.00 per hour (less applicable payroll taxes and similar deductions).  If Grigsby incurs out-of-pocket expenses in connection with consulting on behalf of Kaiser, Kaiser shall reimburse such expenses (to the extent reasonable) in accordance with normal Kaiser practices.

(c)                                  Under the terms of paragraph 3 of the Executive Agreement, upon achieving certain performance objectives, Grigsby is entitled to an additional bonus payment of $250,000.  In respect of this obligation, and provided that Grigsby observes the provisions of this Agreement during the period between the Effective Date and January 15, 2005, Kaiser shall pay

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to Grigsby the sum of $250,000 (less applicable payroll taxes and similar deductions and less the amounts referred to on Exhibit C) on or before January 15, 2005.

(d)                                 Provided that Grigsby submits proper documentation according to Kaiser procedures by November 1, 2004, Kaiser shall reimburse Grigsby for all reasonable expenses incurred in connection with Kaiser’s business operations by November 15, 2004.

(e)                                  The parties agree and acknowledge that Grigsby remains employed by Kaiser and is entitled to continue to participate in Kaiser’s 401(k) plan through and including December 31, 2005.  However, from and after November 30, 2004 Grigsby shall not be entitled to any “match” or other contribution by Kaiser, whether now or hereafter in effect.

(f)                                    In the event that Grigsby dies before December 31, 2005, Kaiser shall pay to Grigsby’s estate (i) all remaining payments of base compensation to which Section 5(a) refers, (ii) the additional bonus payment to which Section 5(c) refers, and (iii) any expense reimbursements to which Section 5(d) refers.  In addition, in the event of Grigsby’s death prior to December 31, 2005, Grigsby’s family will continue to have the health benefits referred to in Section 6 through December 31, 2005.

6.                                       Health and Welfare Benefits. Grigsby and his family shall continue to have family health benefits provided through Kaiser from the Effective Date until the end of the Consulting Period.  During such period Kaiser will pay the premiums relating to such health benefits, but, on or after October 1, 2004, will not be responsible for co-payments, deductibles, or other amounts not covered by the applicable coverage.  After termination of the Consulting Period, Grigsby may elect to continue his family health benefits to the extent permitted by Federal COBRA laws then in effect.  For purposes of COBRA compliance, the date on which Grigsby’s health benefits

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terminate shall be December 31, 2005.  Apart from health benefits as set forth in this Section 6, all other benefits that Grigsby and his family receive from Kaiser will cease as of November 30, 2004.

7.                                       Press Release.  Grigsby and Kaiser agree that a press release in the form attached hereto as Exhibit D shall be issued by Kaiser on the Effective Date or within five business days thereafter.

8.                                       Employment References.  Nothing in this Agreement shall prevent either party from stating the fact that Grigsby was employed by Kaiser, the addresses of his work locations, the dates of his employment, his job titles and job duties, his rate of pay, or that he resigned from his positions as a director and officer of Kaiser on or about the Effective Date.  Kaiser will provide employment references upon Grigsby’s request on the condition that Grigsby submit a written notice and release reasonably acceptable to Kaiser.  All requests by Grigsby for a reference from Kaiser will be referred to James J. Maiwurm.

9.                                       Proprietary Information and Business and Personal Property.

(a)                                  Grigsby shall not, in perpetuity, directly or indirectly disclose any confidential records, information, documents, data, formulae, specifications or other trade secrets owned by Kaiser or its affiliates to any person, or use any such information, except pursuant to court order or as a result of a valid order, subpoena or discovery request (and in the case of such disclosure Grigsby shall provide Kaiser with written notice of the same sufficiently in advance of the required disclosure date to allow Kaiser to lodge appropriate objections to such disclosure).  The immediately preceding sentence shall not apply to information:  (i) disclosure of which is required by law or by process lawfully issued; (ii) which has been disclosed to Grigsby or to a

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third party by a person not under a duty of confidentiality with respect to that information; or (iii) which later enters the public domain through no fault or breach of duty by Grigsby.

(b)                                 Grigsby shall have has no ownership interest in any written or electronic records, files, information, documents, or the like that belong to Kaiser or its affiliates which Grigsby has used, prepared or come into contact with during his employment by Kaiser (including, without limitation, the partially developed claims management software system), and Grigsby shall not remove written copies thereof from the premises of Kaiser or any of its affiliates without Kaiser’s written consent.  Within five business days after the Effective Date, Grigsby shall return to Kaiser all Kaiser property (other than the computers referred to in Section 9(c)) that Grigsby has in his possession.  Nothing in this Agreement shall limit Grigsby’s right to remove personal effects from his office within five business days after the Effective Date.

(c)                                  Grigsby shall be entitled to retain the Kaiser-provided computers currently in Grigsby’s possession.  In addition, Grigsby may remove from Kaiser premises and retain the artwork referred to on Exhibit C.  Kaiser shall execute and deliver to Grigsby bills of sale concerning the computers and the artwork to which Exhibit C refers.

10.                                 No Disparaging Statements.  Each of Kaiser and Grigsby covenant and agree that following the Effective Date neither shall make disparaging statements concerning the personal, business or professional reputations of the other, or its officers, directors, affiliates, agents and/or employees.  Kaiser shall be responsible for the actions of its directors and executive officers under this Section 10.

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11.                                 No Admissions.  Nothing contained in this Agreement or the General Releases incorporated herein shall be considered an admission by either party of any wrongdoing under any Federal, state or local statute, public policy, tort law, contract law, common law or otherwise.

12.                                 No Third Party Claims.  Each party represents and warrants that no other person or entity has, or to the best knowledge of such party claims, any interest in any potential claims, demands, causes of action, obligations, damages or suits released pursuant to this Agreement; that it or he is the owner of all other claims, demands, causes of action, obligations, damages or suits so released; that it or he has full and complete authority to execute this Agreement; and that it or he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation or liability subject to this Agreement and the General Releases contemplated hereby.  Grigsby represents and warrants that he is not aware of any conduct or inaction on his part, of which the Kaiser Board of Directors or other Kaiser officers are not aware, that could reasonably be expected to expose Kaiser to any claim or liability from a third party, provided, however, that in the course of his duties as President and Chief Executive Officer of Kaiser, he agreed, on behalf of Kaiser, to contribute $20,000 as a title corporate sponsor of the 2005 Moveable Feast fundraising event organized by the charitable organization known as Blue Sky Bridge.

13.                                 Full Releases.  Each party agrees and acknowledges that the consideration received by it or him for this Agreement and the General Releases incorporated herein, and for the execution hereof and thereof, shall constitute full payment, satisfaction, discharge, compromise and release of and from all matters for which the other party has mutually released it or him herein and in such General Releases.

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14.                                 Expenses.  Each party shall pay its own costs incident to the negotiation, preparation, performance, execution, and enforcement of this Agreement, and all fees and expenses of its or his counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with this Agreement.

15.                                 No Third Party Beneficiaries.  Except as expressly stated herein, the parties do not intend to make any person or entity who is not a party to this Agreement a beneficiary hereof, and this Agreement should not be construed as being made for the benefit of any person or entity not expressly provided for herein.

16.                                 Advice of Counsel.  The parties acknowledge that they have been advised by competent legal counsel in connection with the execution of this Agreement, that they have read each and every paragraph of this Agreement and that they understand their respective rights and obligations.  Grigsby declares that he has completely read this Agreement, fully understands its terms and contents, and freely, voluntarily and without coercion enters into this Agreement.

17.                              Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior negotiations and representations are merged herein or replaced hereby.

18.                                 Severability.  If any provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof.  Any such provision and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

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19.                                 Governing Law.  This Agreement shall be construed and enforced in accordance with the law of the State of Delaware.

20.                                 Releases and Effectiveness.  These General Releases in the forms attached hereto as Exhibits E and F are incorporated herein by reference and form a substantial part of the consideration for this Agreement.  The Agreement and General Releases have been executed by or on behalf of Grigsby and Kaiser on the dates shown opposite their respective signatures below, and this Agreement and such General Releases are effective as of the Effective Date.

21.                                 Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective on the Effective Date.  In connection with this Agreement and the Exhibits hereto, any copy, facsimile telecommunication or other reliable reproduction of a signature may be substituted or used in lieu of the original signature for any and all purposes for which the original signature could be used.

IN WITNESS WHEREOF, John T. Grigsby, Jr. and Kaiser Group Holdings, Inc. have executed this Agreement.

KAISER GROUP HOLDINGS, INC.		JOHN T. GRIGSBY, JR.

By:	/s/ James J. Maiwurm	/s/ John T. Grigsby, Jr.
James J. Maiwurm
Chairman of the Board

Dated: August 30, 2004		Dated: August 31, 2004

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EXHIBIT A

John T. Grigsby, Jr.

12303 Airport Way, Suite 125

Broomfield, Colorado  80021

August      , 2004

Mr. James J. Maiwurm

Chairman of the Board

Kaiser Group Holdings, Inc.

c/o Squire, Sanders & Dempsey L.L.P.

8000 Towers Crescent Drive, 14th Floor

Tysons Corner, VA 22182-2700

Re: Resignation

Dear Jim:

I hereby resign as a member of the Board of Directors of Kaiser Group Holdings, Inc., effectively immediately.  By separate letter to Ralph Peterson, I will also be resigning from the Board of Managers of Kaiser-Hill Company, LLC effectively immediately.

Pursuant to our discussions, this will confirm that, subject to the terms of our separate agreement of this date, I am resigning from all offices of Kaiser Group Holdings, Inc. and its subsidiaries effective upon the earlier of the election of my successor as Chief Executive Officer or September 30, 2004.  As agreed, I will continue to consult for Kaiser Group Holdings, Inc., through December 31, 2005.

Very truly yours,

John T. Grigsby, Jr.

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EXHIBIT B

John T. Grigsby, Jr.

12303 Airport Way, Suite 125

Broomfield, Colorado  80021

August          , 2004

Mr. Ralph Peterson

Chairman, Board of Managers

Kaiser-Hill Company, LLC

c/o CH2M Hill

9191 South Jamaica Street

Englewood, CO  80112

Re:                               Resignation from Board of Managers of Kaiser-Hill Company, LLC

Dear Ralph:

As you know from recent conversations, I have decided to resign as Chief Executive Officer of Kaiser Group Holdings, Inc.  Although I am remaining with Kaiser Group for a transition period and will be consulting with Kaiser Group after that, it is most appropriate for me to resign from the Kaiser-Hill Board of Managers effectively immediately.  Accordingly, I hereby resign from the Kaiser-Hill Board of Managers effective upon your receipt of this letter.

Jim Maiwurm will be in touch with you and Nancy concerning a new member of the Kaiser-Hill Board of Managers from Kaiser Group.

Ralph, it has been a pleasure to work with you and CH2M Hill, and of course the entire Kaiser-Hill team, over the past few years.

Best wishes for every future success.

Very truly yours,

John T. Grigsby Jr.

cc:                                 Nancy Tour

James J. Maiwurm

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EXHIBIT C

Bonus Deductions

Apple Computers & Other	8,384
Ticket to San Francisco	3,113
Artwork (2003)	78,500
Artwork (2004)	50,841
TOTAL	140,838

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EXHIBIT D

PRESS RELEASE

KAISER GROUP ANNOUNCES RESIGNATION OF JOHN T. GRIGSBY, JR.

AS CHIEF EXECUTIVE OFFICER

BROOMFIELD, CO September 1, 2004 - Kaiser Group Holdings, Inc. (OTCBB: KGHI) announced today that John T. Grigsby, Jr. has decided to resign as Chief Executive Officer of the Company effective when a successor is named, probably in September.  Mr. Grigsby is also resigning as a member of the Board of Directors of Kaiser Group Holdings and the Board of Managers of Kaiser-Hill Company, LLC.  Mr. Grigsby will remain available to consult with the Company over the next year.

Mr. Grigsby became Chief Executive Officer of Kaiser Group after it emerged from the bankruptcy of its predecessor, Kaiser Group International, in December 2000.  During his tenure the Company has resolved nearly all of the remaining claims resulting from the Kaiser Group International bankruptcy.  In addition, the Company has benefited from recoveries under several substantial claims and witnessed continued successful performance by Kaiser-Hill Company, LLC, the general contractor at the U.S. Department of Energy’s Rocky Flats site near Denver, Colorado, in which the Company owns a 50% interest.

Mr. Grigsby explained: “With the Kaiser Group International bankruptcy claims resolved and having obtained a number of recoveries on behalf of the Company, I have achieved the goals and objectives which the Board and I defined when I joined Kaiser Group in late 2000.  I am also pleased that Kaiser-Hill continues its successful performance under the DOE closure contract for the Rocky Flats site.  With these achievements in place, it is time for me to pursue other challenges, and so I have decided to resign in a manner that provides for a smooth transition.”

James J. Maiwurm, Chairman of the Kaiser Group Board of Directors, stated: “We appreciate John’s significant contributions to Kaiser Group and wish him well as he pursues other interests.  We are grateful for the transition arrangements John has agreed to.”

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EXHIBIT E

GENERAL RELEASE

I, JOHN T. GRIGSBY, JR., on behalf of myself and my heirs, successors, agents, executors, administrators, attorneys and assigns, in consideration of the terms of the Agreement effective as of August 31, 2004 by and between Kaiser Group Holdings, Inc. (“Kaiser”) and myself (the “Agreement”) and the execution of a General Release (“Release”) by Kaiser, with effect as of August 31, 2004 hereby release and forever discharge Kaiser and any and all of its present, former and future affiliated entities, subsidiaries, departments, officers, directors, employees, representatives, agents, attorneys, successors and assigns, from any and all claims and causes of action (whether known or unknown) which I have against them, in law or equity, relating to or arising under:  Federal, Virginia, Colorado, or other state or local law; any employment contract; any employment statute or regulation; any employment discrimination law, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, and the Age Discrimination in Employment Act of 1967, as amended; the Employee Retirement Income Security Act of 1974, as amended; any other Federal, state, or local civil rights, pension or labor law; contract law; tort law; and common law, including but not limited to wrongful discharge or misrepresentation or infliction of emotional distress; provided, however, that I do not hereby release Kaiser from any of its obligations under the Agreement or from vested obligations under any Kaiser benefit plans in which Grigsby participates.  For purposes of this Release, Kaiser shall be deemed to include each and every one of its affiliated entities described in the Agreement.

I further agree not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against any persons or entities released herein in any Federal, state, or other court, administrative agency or other forum concerning any claims released herein.

Except as required by law or as necessary to fulfill the terms of the Agreement or this Release, or as necessary in connection with personal business, legal or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), I agree not to disclose the terms or provisions of this Release to any person or entity (including employees of Kaiser).

I understand and agree that nothing contained in this Release is to be considered an admission by Kaiser of any wrongdoing under any Federal, state, or local statute, public policy, tort law, contract law, or common law.

I acknowledge that I have been advised to consult with an attorney prior to executing this Release.  I further acknowledge that I have been given a period of at least twenty-one (21) days within which to consider and execute this Release, unless I voluntarily choose to execute this Release before the end of the said twenty-one (21) day period.  Once executed, I understand that I have seven (7) days following the execution of this Release to revoke it, and that this Release is not effective or enforceable until after said seven (7) day period.

I acknowledge that I have read this Release, that I understand it, and that I am executing it freely and voluntarily.  I further understand that once this Release becomes effective (after the seven (7) day revocation period), it can only be altered, revoked or rescinded with the express written permission of Kaiser.

I further acknowledge and agree that, in the event I exercise my revocation rights within the specified seven-day period, all rights and obligations under this Release and the Agreement will become null and void.

This Release is executed in connection with, and is subject to terms of, the Agreement.

Date: August , 2004
John T. Grigsby, Jr.

Subscribed and sworn to before me this day of August, 2004.

Notary

My commission expires:

ELECTION TO EXECUTE

PRIOR TO EXPIRATION OF

TWENTY-ONE DAY CONSIDERATION PERIOD

I, John T. Grigsby, Jr. understand that I have at least twenty-one (21) days within which to consider and execute the above General Release.  However, after consulting counsel, I have freely and voluntarily elected to execute the General Release before the twenty-one (21) day period has expired.

Date:       August          , 2004

John T. Grigsby, Jr.

EXHIBIT F

GENERAL RELEASE

Kaiser Group Holdings, Inc. (“Kaiser”), on behalf of Kaiser and all of its current, former or future affiliated entities, subsidiaries, departments, officers, directors, employees, representatives, agents, attorneys, successors and assigns, in consideration of the terms of the Agreement effective as of August 31, 2004 by and between John T. Grigsby, Jr. (“Grigsby”) and Kaiser (the “Agreement”) and the execution of a General Release (“Release”) by Grigsby, with effect as of August 31, 2004, hereby releases and forever discharges Grigsby and his heirs, successors, agents, executors, administrators, attorneys and assigns, from any and all claims and causes of action (whether known or unknown) which Kaiser has against him, in law or equity, relating to or arising under:  Federal, Virginia, Colorado, or other state or local law; any employment contract, any employment statute or regulation, contract law, tort law; and common law, including but not limited to actions for fraud and breach of contract; provided, however, that Kaiser does not hereby release Grigsby from any of his obligations under the Agreement.

Kaiser will not sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against Grigsby or the other persons released herein in any Federal, state, or other court, administrative agency or other forum concerning any claims released herein.

Except as required by law or as necessary to fulfill the terms of the Agreement or this Release, or as necessary in connection with Kaiser’s business, legal or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), Kaiser agrees not to disclose

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the terms or provisions of this Release to any person or entity (including employees of Kaiser who do not have a need to know the terms of this Release).

Kaiser understands and agrees that nothing contained in this Release is to be considered an admission by Grigsby of any wrongdoing under any Federal, state, or local statute, public policy, tort law, contract law, or common law.

Kaiser acknowledges that this Release can only be altered, revoked or rescinded with the express written permission of Grigsby.

This Release is executed in connection with, and is subject to the terms of, the Agreement.

KAISER GROUP HOLDINGS, INC.

Date: August 30, 2004	By:
James J. Maiwurm
Chairman of the Board

Subscribed and sworn to before me this 30th day of August, 2004.

Notary

My commission expires:

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